Exhibit 99.1

SELECTED HISTORICAL FINANCIAL INFORMATION OF ADAPTHEALTH

The following table shows selected historical financial information of AdaptHealth Holdings for the periods and as of the dates indicated. The selected historical consolidated financial information of AdaptHealth Holdings as of December 31, 2018 and 2017 and for the years ended December 31, 2018, 2017 and 2016 was derived from the audited historical consolidated financial statements of AdaptHealth Holdings included or incorporated by reference elsewhere in this Current Report on Form 8-K. The selected historical interim condensed consolidated financial information of AdaptHealth Holdings as of September 30, 2019 and for the nine months ended September 30, 2019 and 2018 was derived from the unaudited interim condensed consolidated financial statements of AdaptHealth Holdings included or incorporated by reference elsewhere in this Current Report on Form 8-K.

AdaptHealth Holdings’ historical results are not necessarily indicative of future operating results. The selected consolidated financial information should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations of AdaptHealth,” as well as the historical consolidated financial statements of AdaptHealth Holdings and accompanying notes included or incorporated by reference elsewhere in this Current Report on Form 8-K.

(in thousands)	Nine Months Ended September 30,		Year Ended December 31,
Statements of Operations Data:	2019	2018	2018	2017	2016
	(unaudited)
Total net revenue	$380,103	$236,625	$345,278	$192,559	$174,316
Net (loss) income attributable to AdaptHealth Holdings	$(11,570)	$19,756	$23,260	$9,687	$(4,183)

(in thousands)	As of September 30,	As of December 31,
Balance Sheet Data:	2019	2018	2017
	(unaudited)
Total assets	$427,987	$368,957	$111,984
Total long-term obligations, including current portion	$456,523	$158,415	$66,935

The following table sets forth selected elements of AdaptHealth Holdings’ Consolidated Statements of Cash Flows:

	Nine Months Ended September 30,		Year Ended December 31,
(in thousands)	2019	2018	2018	2017	2016
	(unaudited)
Net Cash provided by Operating Activities	$43,174	$43,147	$68,427	$45,930	$29,936
Net Cash used in Investing Activities	$(62,399)	$(86,048)	$(96,284)	$(15,077)	$(2,676)
Net Cash provided by (used in) Financing Activities	$2,862	$59,528	$48,769	$(30,263)	$(27,580)

The following table sets forth EBITDA, Adjusted EBITDA and Adjusted EBITDA less Patient Equipment Capex:

	Nine Months Ended September 30,		Year Ended December 31,
(in thousands)	2019	2018	2018	2017	2016
	(unaudited)
EBITDA	$71,938	$54,130	$77,569	$43,580	$28,886
Adjusted EBITDA	$89,352	$58,734	$84,447	$45,035	$33,104
Adjusted EBITDA less Patient Equipment Capex	$53,763	$30,828	$45,083	$19,186	$7,625

The following table reconciles net income (loss) attributable to AdaptHealth Holdings, the most directly comparable GAAP measure, to EBITDA, Adjusted EBITDA and Adjusted EBITDA less Patient Equipment Capex:

	Nine Months		Year Ended
	Ended September 30,		December 31,
(in thousands)	2019	2018	2018	2017	2016
	(unaudited)
Net (loss) income attributable to AdaptHealth Holdings LLC	$(11,570)	$19,756	$23,260	$9,687	$(4,183)
Income attributable to noncontrolling interest	1,336	681	1,077	580	563
Interest expense (income) - Excluding change in FV of interest rate swaps	19,292	5,481	8,000	5,041	5,761
Interest expense (income) - Change in FV of interest rate swaps	12,359	(281)	(547)	—	—
Income tax expense (benefit)	5,444	(4,519)	(2,098)	249	(208)
Depreciation	45,077	33,012	47,877	27,816	26,563
Loss from discontinued operations, net of tax	—	—	—	207	390
EBITDA	71,938	54,130	77,569	43,580	28,886
Loss on extinguishment of debt, net (a)	2,121	1,399	1,399	324	—
Equity-based compensation expense (b)	5,806	571	884	49	49
Transaction costs (c)	8,232	1,342	2,514	—	—
Severance (d)	721	1,198	1,920	826	430
Non-recurring expenses (e)	534	94	161	256	3,739
Adjusted EBITDA	89,352	58,734	84,447	45,035	33,104
Less: Patient equipment capex (f)	(35,589)	(27,906)	(39,364)	(25,849)	(25,479)
Adjusted EBITDA less Patient Equipment Capex	$53,763	$30,828	$45,083	$19,186	$7,625

(a)                                 Represents write off of deferred financing costs and prepayment penalty expense related to refinancing of debt offset by gain on debt extinguishment.

(b)                                 Represents amortization of equity-based compensation to employees and expense resulting from accelerated vesting of certain profit interests.

(c)                                  Represents transaction costs primarily related to acquisition growth, the 2019 Recapitalization, and costs related to the Business Combination.

(d)                                 Represents severance costs related to acquisition integration and internal AdaptHealth Holdings restructuring and workforce reduction activities.

(e)                                  Represents one-time legal and consulting expenses, in addition to certain non-recurring expenses.

(f)                                   Represents patient equipment acquired during the respective period without regard to the manner in which the equipment was financed.